EXHIBIT 99.1


ERIE FAMILY LIFE SECOND QUARTER EARNINGS STRONG


Erie, Pa. - July 24, 2003 - Erie Family Life Insurance  Company (Bulletin Board:
ERIF), a member of the Erie Insurance Group, reported a significant earnings increase for the quarter ended June 30, 2003, to $7.8 million or $0.83 per share, from $1.0 million or $0.11 per share in 2002. Increases in policy revenue, net investment income, as well as a decline in net death benefits contributed to the improvement in results for the second quarter of 2003.

Net income, excluding net realized capital gains and related federal income taxes increased 7.3 percent to $6.4 million, or $0.68 per share, in the second quarter 2003 compared to $6.0 million, or $0.64 per share, for the same period in 2002.

"Erie Family Life experienced strong earnings from investment income in the second quarter, fueled by robust annuity sales," says Jeff Ludrof, president and CEO. "Our second quarter results put us in a favorable position going forward in 2003."

In other recent developments, the Erie Insurance Group is taking several actions in support of its underwriting profitability goals, including relaxing its timeframe for entry into Minnesota and suspending agent appointments as of August 15, 2003, through the remainder of the year. As part of the Erie Insurance Group, Erie Family Life Insurance Company is affected by these actions.

The Group plans to add Minnesota to its service territory, but will not begin operations in Minnesota in the 4th quarter of 2004. The Group is continuing the process of obtaining a license in Minnesota in anticipation of entry into the state at a future date. In regard to agent appointments, year to date, the Group has appointed approximately 40 new agencies. Modifying the agent recruitment goals will give the Group the opportunity to concentrate on property/casualty underwriting and reunderwriting fundamentals, and allows field staff to accelerate training for newer agents.

Total policy revenue increased $0.8 million, or 6.0 percent, to $14.3 million in the second quarter of 2003 from $13.5 million during the same period in 2002. Contributing to this growth was an increase in direct life premiums of 13.4 percent to $17.6 million for the quarter ended June 30, 2003, from $15.5 million for the second quarter 2002.

Net investment income increased 16.7 percent to $19.8 million during the second quarter of 2003 from $17.0 million for the same period in 2002. Offsetting the Company's positive investment income trends was a decrease in earnings from limited partnerships. The Company recorded earnings in limited partnerships of $0.1 million in the second quarter of 2003 compared to earnings of $2.5 million during the same period in 2002. Net realized gains from the sale of investments totaled $2.1 million in the second quarter of 2003, compared to net realized losses of $7.7 million recorded in the same period of 2002.

Benefits to policyholders decreased $1.7 million to $4.7 million in the second quarter of 2003 from $6.4 million in the second quarter of 2002. Net death benefits decreased 29.7 percent to $2.8 million for the second quarter of 2003 from $3.9 million in the second quarter of 2002. Interest expense incurred on annuity and universal life deposits increased 10.5 percent to $12.4 million in the second quarter of 2003 from $11.3 million for the same period in 2002.

The Company's total assets continue to grow in 2003. Total assets increased to $1.6 billion at June 30, 2003, from $1.4 billion at December 31, 2002.

Erie Family Life Insurance Company is a member company of the Erie Insurance Group that includes the Erie Indemnity Company, Erie Insurance Exchange, Erie Insurance Company, Erie Insurance Company of New York, Flagship City Insurance Company and Erie Insurance Property and Casualty Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.6 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranks No. 454 among the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com.

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

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                          AND FINANCIAL POSITION FOLLOW


ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)


                                                        Three months ended June 30     Six months ended June 30
                                                          2003              2002        2003               2002
                                                        --------------------------     ------------------------
                                                               (Unaudited)                   (Unaudited)
  REVENUES:
     Total net policy revenue                            $   14,334   $   13,518       $   27,422   $   25,848
     Net investment income                                   19,843       16,998           38,426       31,508
     Net realized gains (losses) on investments               2,099       (7,698)           4,261       (5,644)
     Equity in earnings of limited partnerships                 120        2,513              400        3,582
     Other income                                               217          177              396          420
                                                         -----------------------------------------------------
  Total Revenues                                         $   36,613   $   25,508       $   70,905   $   55,714
                                                         -----------------------------------------------------

  BENEFITS AND EXPENSES:
     Benefits to policyholders                           $    4,718   $    6,367       $   10,622   $   12,699
     Interest on deposits                                    12,432       11,252           24,146       22,556
     Amortization of deferred policy
       acquisition costs                                      2,417        2,410            5,732        4,021
     Commissions, general expenses,
       taxes, licenses and fees                               5,080        3,941           10,160        8,194
                                                         -----------------------------------------------------
  Total Benefits and Expenses                            $   24,647   $   23,970       $   50,660   $   47,470
                                                         -----------------------------------------------------

   Income before income taxes                            $   11,966   $    1,538       $   20,245   $    8,244
     Provision for federal income taxes                       4,152          532            7,025        2,852
                                                         -----------------------------------------------------
  Net Income                                             $    7,814   $    1,006       $   13,220   $    5,392
                                                         =====================================================
  Net Income per share                                   $     0.83   $     0.11       $     1.40   $     0.57
                                                         =====================================================

  Dividends declared per share                           $     0.42   $     0.42       $     0.63   $     0.63
  Number of shares outstanding                                9,450        9,450            9,450        9,450


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

Reconciliation of Net Income to Net Income excluding Net Realized Gains (Losses) and Related Income Taxes (Benefits)


The table below reconciles the Company's GAAP-basis net income to net income excluding net realized gains (losses) and related income taxes (benefits). Management believes this measure assists the financial statement reader in interpreting and evaluating the financial results of the Company by removing the effects of gains and losses from investment sales and/or charges for other-than-temporary impairments on investments, which could significantly impact the Company's financial results from one period to another based on the timing of investment sales and/or impairment charges.



                                                        Three months ended June 30    Six months ended June 30
(Amounts in thousands)                                    2003              2002       2003               2002
                                                        --------------------------    ------------------------
                                                               (Unaudited)                   (Unaudited)
Net Income                                               $   7,814   $    1,006        $   13,220   $   5,392

  Net realized (gains) losses on investments                (2,099)       7,698            (4,261)      5,644
  Income tax expense (benefit)on
      realized (gains) losses                                  734       (2,695)            1,491      (1,976)
                                                         ----------------------------------------------------

      Realized (gains) losses net of income
         tax expense(benefit                             $  (1,365)  $    5,003        $   (2,770)  $   3,668
                                                         ----------------------------------------------------

      Net income excluding net realized (gains) losses
         and related income taxes (benefits)             $   6,449   $    6,009        $   10,450   $   9,060
                                                         ====================================================

      Net income excluding net realized (gains) losses
         and related income taxes (benefits) per share   $    0.68   $     0.64        $     1.11   $    0.96
                                                         ====================================================



ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                                     June 30           December 31
                                                                       2003                2002
                                                                  --------------      --------------
                                                                   (Unaudited)
ASSETS
  Invested assets:
     Fixed maturities                                             $    1,247,728      $    1,039,367
     Equity securities                                                    74,300              68,749
     Limited partnerships                                                 15,394              16,053
     Other invested assets                                                17,782              17,901
                                                                  --------------      --------------
Total invested assets                                             $    1,355,204      $    1,142,070

     Cash and cash equivalents                                            82,354              97,022
     Other assets                                                        160,727             150,527
                                                                  --------------      --------------
Total assets                                                      $    1,598,285      $    1,389,619
                                                                  ==============      ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Annuity and universal life deposits                          $    1,045,500      $      939,226
     Policy reserves and benefits                                        114,082             111,565
     Other liabilities                                                   165,895             114,381
                                                                  --------------      --------------
Total liabilities                                                 $    1,325,477      $    1,165,172
Total shareholders' equity                                        $      272,808      $      224,447
                                                                  --------------      --------------
Total liabilities and shareholders' equity                        $    1,598,285      $    1,389,619
                                                                  ==============      ==============
Book value per share                                              $        28.87      $        23.75

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